Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit Announces Record Third-Quarter Revenue;
Raises Full-Year Revenue and Earnings Guidance
Quarterly Revenue up 15 Percent ; Earnings per Share up 28 Percent
     MOUNTAIN VIEW, Calif. – May 20, 2008 - Intuit Inc. (Nasdaq: INTU) today announced record third-quarter revenue of $1.3 billion, a 15 percent increase over the year-ago quarter. Earnings per share were up 28 percent. Growth was driven by excellent performance in the consumer and professional tax segments.
     “We had an outstanding tax season and the small business segments, including QuickBooks and Payroll and Payments, also performed well,” said Brad Smith, Intuit’s president and chief executive officer. “As a result, we’re raising our fiscal year revenue and earnings estimates and expect to deliver another year of double-digit revenue and earnings growth for Intuit.”
Third-Quarter 2008 Financial Highlights
•	Revenue of $1.313 billion increased 15 percent from the year-ago quarter.

•	GAAP (Generally Accepted Accounting Principles) operating income of $675 million increased 17 percent from the year-ago quarter.

•	GAAP net income of $444 million increased 21 percent from the year-ago quarter. This represents GAAP diluted earnings per share of $1.33, up 28 percent from the year-ago quarter.

•	Non-GAAP operating income of $728 million increased 17 percent from the year-ago quarter. This represents non-GAAP diluted earnings per share of $1.39, up 23 percent from the year-ago quarter.
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Intuit Third Quarter 2008 Earnings

Third-Quarter 2008 Business Segment Results
•	Consumer Tax revenue was $657 million, up 16 percent over the year-ago quarter.

•	QuickBooks revenue was $165 million, up 5 percent over the year-ago quarter.

•	Payroll and Payments revenue was $142 million, up 14 percent over the year-ago quarter.

•	Professional Tax revenue was $166 million, up 20 percent from the year-ago quarter. Results were affected by the previously reported deferral of approximately $23 million of revenue from the second quarter to the third quarter. Year to date, Professional Tax revenue is up 1 percent.

•	Financial Institutions revenue was $76 million, up 17 percent from the year-ago quarter. This segment includes Digital Insight, which was acquired on Feb. 6, 2007. Intuit’s third fiscal quarter begins on Feb. 1. On a full-quarter basis, the Financial Institutions third-quarter revenue growth rate would have been 10 percent.

•	Other Businesses revenue was $107 million, up 20 percent over the year-ago quarter.
Forward-looking Guidance
              Intuit raised full-year 2008 revenue, operating income and earnings per share guidance. For fiscal 2008 the company expects:
•	Revenue of $3.05 billion to $3.06 billion, or growth of 14 percent.

•	GAAP operating income of $655 million to $665 million, or growth of 3 percent to 4 percent. On a non-GAAP basis, operating income is expected to be $860 million to $870 million, or growth of 12 percent to 14 percent.

•	GAAP diluted earnings per share, or EPS, of $1.42 to $1.44, or growth of 15 percent to 16 percent. On a non-GAAP basis, diluted EPS is expected to be $1.61 to $1.63, or growth of 13 percent to 14 percent.
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Intuit Third Quarter 2008 Earnings

     Intuit also raised its previously given fiscal year revenue guidance for the Consumer Tax segment, which is now expected to grow 14 percent. All other fiscal year 2008 segment revenue guidance remained unchanged. Additional guidance details are available on Intuit’s Web site at www.intuit.com/about_intuit/investors/earnings/2008.
New Stock Repurchase Program
     Intuit also announced today a new stock repurchase program authorizing the purchase of up to $600 million of Intuit stock over the next three years. Intuit used all remaining funds in its last $800 million repurchase program, authorized in May 2007, during its fiscal third-quarter 2008, which ended on April 30. Since authorizing its first stock repurchase program in May 2001, Intuit has spent approximately $4.5 billion to repurchase approximately 186 million shares of its stock.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s third-quarter 2008 conference call is available at http://www.intuit.com/about_intuit/investors/webcast.jhtml. The call begins today at 1:30 p.m. Pacific time. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://intuit.com/about_intuit/investors/earnings/2008/.
     The conference call number is 866-814-1918 in the United States or 703-639-1362 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1232067.

Intuit, the Intuit logo and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and

Intuit Third Quarter 2008 Earnings

Table E which follow it. A copy of the press release issued by Intuit on May 20, 2008 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s double-digit revenue growth and other future expected financial results; its prospects for the business in fiscal 2008 and beyond; and all of the statements under the heading “Forward-Looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to deliver products and services and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2007 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of May 20, 2008, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2007	2008	2007
Net revenue:
Product	$517,670	$484,052	$1,277,080	$1,240,232
Service and other	795,338	655,093	1,315,740	1,000,043

Total net revenue	1,313,008	1,139,145	2,592,820	2,240,275

Costs and expenses:
Cost of revenue:
Cost of product revenue	34,637	40,605	125,264	142,075
Cost of service and other revenue	105,311	90,377	305,603	218,568
Amortization of purchased intangible assets	14,075	13,538	40,188	17,871
Selling and marketing	246,095	214,655	679,459	587,703
Research and development	149,985	116,200	449,088	346,614
General and administrative	79,150	76,995	222,937	221,224
Acquisition-related charges	9,254	8,695	25,349	11,942

Total costs and expenses [A]	638,507	561,065	1,847,888	1,545,997

Operating income from continuing operations	674,501	578,080	744,932	694,278
Interest expense	(12,830)	(12,823)	(40,389)	(12,823)
Interest and other income	10,361	10,552	32,477	31,867
Gains on marketable equity securities and other investments, net	477	347	1,190	1,568
Gain on sale of outsourced payroll assets [B]	13,616	406	51,571	406

Income from continuing operations before income taxes	686,125	576,562	789,781	715,296
Income tax provision [C]	241,612	208,344	275,839	258,148
Minority interest expense, net of tax	334	271	1,332	821

Net income from continuing operations	444,179	367,947	512,610	456,327
Net income (loss) from discontinued operations [D]	—	(736)	26,012	(2,684)

Net income	$444,179	$367,211	$538,622	$453,643

Basic net income per share from continuing operations	$1.37	$1.08	$1.55	$1.33
Basic net income (loss) per share from discontinued operations	—	—	0.08	(0.01)

Basic net income per share	$1.37	$1.08	$1.63	$1.32

Shares used in basic per share calculations	323,408	339,495	330,862	344,351

Diluted net income per share from continuing operations	$1.33	$1.04	$1.50	$1.28
Diluted net income (loss) per share from discontinued operations	—	—	0.08	(0.01)

Diluted net income per share	$1.33	$1.04	$1.58	$1.27

Shares used in diluted per share calculations	333,436	351,686	341,869	357,767

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded for continuing operations for the periods shown. The share-based compensation expense that we recorded for discontinued operations for these periods was nominal.

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2007	2008	2007
Cost of product revenue	$288	$134	$847	$614
Cost of service and other revenue	1,483	1,010	4,894	2,083
Selling and marketing	10,684	6,929	28,110	18,313
Research and development	8,378	5,531	24,377	16,206
General and administrative	9,260	6,728	28,054	20,769

Total share-based compensation	$30,093	$20,332	$86,282	$57,985

[B]	In March 2007 we sold certain assets related to our Complete Payroll and Premier Payroll Service businesses to Automatic Data Processing, Inc. (ADP) for a price of up to approximately $135 million in cash. The final purchase price was contingent upon the number of customers that transitioned to ADP pursuant to the purchase agreement over a period of approximately one year from the date of sale. In the three and nine months ended April 30, 2008 we recorded pre-tax net gains of $13.6 million and $51.6 million on our statement of operations for customers who transitioned to ADP during those periods. We received a total price of $93.6 million and recorded a total pre-tax gain of $83.2 million from the inception of this transaction through its completion in the third quarter of fiscal 2008.

In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we did not account for this transaction as a discontinued operation because the operations and cash flows of the assets could not be clearly distinguished, operationally or for financial reporting purposes, from the rest of our outsourced payroll business. The assets were part of our Payroll and Payments segment.

[C]	Our effective tax rate for the three months ended April 30, 2008 was approximately 35% and did not differ significantly from the federal statutory rate. State income taxes were offset primarily by the benefit we received from tax exempt interest income, the domestic production activities deduction, and federal and state research and experimental credits. Our effective tax rate for the three months ended April 30, 2007 was approximately 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income.

Our effective tax rate for the nine months ended April 30, 2008 was approximately 35% and did not differ significantly from the federal statutory rate. State income taxes were offset primarily by the benefit we received from tax exempt interest income, the domestic production activities deduction, and federal and state research and experimental credits. Our effective tax rate for the nine months ended April 30, 2007 was approximately 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, we benefited from the retroactive extension of the federal research and experimental credit in the fiscal 2007 period.

[D]	In August 2007 we sold our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash and recorded a net gain on disposal of $27.5 million. IDMS was part of our Other Businesses segment. In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and in our statements of operations for all periods prior to the sale. Assets held for sale at July 31, 2007 consisted primarily of goodwill and purchased intangible assets. Because IDMS operating cash flows were not material for any period presented, we have not segregated them from continuing operations on our statements of cash flows. We have segregated the cash impact of the gain on disposal of IDMS on our statement of cash flows for the nine months ended April 30, 2008.

Revenue and net loss from IDMS discontinued operations were $1.9 million and $0.7 million for the nine months ended April 30, 2008. Revenue and net income from IDMS discontinued operations were $15.3 million and $0.4 million for the three months ended April 30, 2007 and revenue and net loss were $39.5 million and $1.5 million for the nine months then ended.

In the second quarter of fiscal 2008 we recorded a net loss of $0.8 million for certain contingent liabilities that became payable to the purchaser of Intuit Information Technology Solutions, which we sold in December 2005.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 20, 2008 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses and assets, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 37% for the first quarter of fiscal 2007; 36% for the second and third quarters of fiscal 2007; 36% for the first, second, and third quarters of fiscal 2008; and 36% for fiscal 2008 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2007	2008	2007
GAAP operating income from continuing operations	$674,501	$578,080	$744,932	$694,278
Amortization of purchased intangible assets	14,075	13,538	40,188	17,871
Acquisition-related charges	9,254	8,695	25,349	11,942
Share-based compensation expense	30,093	20,332	86,282	57,985

Non-GAAP operating income	$727,923	$620,645	$896,751	$782,076

GAAP net income	$444,179	$367,211	$538,622	$453,643
Amortization of purchased intangible assets	14,075	13,538	40,188	17,871
Acquisition-related charges	9,254	8,695	25,349	11,942
Share-based compensation expense	30,093	20,332	86,282	57,985
Net gains on marketable equity securities and other investments	(477)	(347)	(1,190)	(1,568)
Pre-tax gain on sale of outsourced payroll assets	(13,616)	(406)	(51,571)	(406)
Income tax effect of non-GAAP adjustments	(18,143)	(15,213)	(39,563)	(31,029)
Exclusion of discrete tax items	(1,408)	3,121	(4,580)	4,779
Discontinued operations	—	736	(26,012)	2,684

Non-GAAP net income	$463,957	$397,667	$567,525	$515,901

GAAP diluted net income per share	$1.33	$1.04	$1.58	$1.27
Amortization of purchased intangible assets	0.04	0.04	0.12	0.05
Acquisition-related charges	0.03	0.02	0.07	0.03
Share-based compensation expense	0.09	0.06	0.25	0.16
Net gains on marketable equity securities and other investments	—	—	—	—
Pre-tax gain on sale of outsourced payroll assets	(0.04)	—	(0.15)	—
Income tax effect of non-GAAP adjustments	(0.06)	(0.04)	(0.12)	(0.09)
Exclusion of discrete tax items	—	0.01	(0.01)	0.01
Discontinued operations	—	—	(0.08)	0.01

Non-GAAP diluted net income per share	$1.39	$1.13	$1.66	$1.44

Shares used in diluted per share calculations	333,436	351,686	341,869	357,767

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	July 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$471,504	$255,201
Investments	425,396	1,048,470
Accounts receivable, net	225,047	131,691
Income taxes receivable	457	54,178
Deferred income taxes	86,786	84,682
Prepaid expenses and other current assets	61,301	54,854
Current assets of discontinued operations	—	8,515

Current assets before funds held for customers	1,270,491	1,637,591
Funds held for customers	358,001	314,341

Total current assets	1,628,492	1,951,932

Property and equipment, net	469,675	298,396
Long term investments	295,459	—
Goodwill	1,698,436	1,517,036
Purchased intangible assets, net	290,125	292,884
Long-term deferred income taxes	95,319	72,066
Loans to officers	8,225	8,865
Other assets	62,702	58,636
Long-term assets of discontinued operations	—	52,211

Total assets	$4,548,433	$4,252,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,531	$119,799
Accrued compensation and related liabilities	179,423	192,286
Deferred revenue	280,244	313,753
Income taxes payable	214,523	33,278
Other current liabilities	200,873	171,650
Current liabilities of discontinued operations	—	15,002

Current liabilities before customer fund deposits	1,031,594	845,768
Customer fund deposits	358,001	314,341

Total current liabilities	1,389,595	1,160,109

Long-term debt	997,951	997,819
Other long-term obligations	104,283	57,756

Total liabilities	2,491,829	2,215,684

Minority interest	6,180	1,329
Stockholders’ equity	2,050,424	2,035,013

Total liabilities and stockholders’ equity	$4,548,433	$4,252,026

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$444,179	$367,211	$538,622	$453,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,420	25,230	85,542	68,566
Acquisition-related charges	9,254	9,660	25,349	14,836
Amortization of purchased intangible assets	14,075	13,817	40,188	18,708
Amortization of purchased intangible assets to cost of service and other revenue	2,189	1,449	6,089	6,754
Share-based compensation	30,093	20,585	86,328	58,756
Amortization of premiums and discounts on available-for-sale debt securities	946	939	2,556	2,900
Net gains on marketable equity securities and other investments	(477)	(347)	(1,190)	(1,568)
Pre-tax gain on sale of outsourced payroll assets	(13,616)	—	(51,571)	—
Pre-tax gain on sale of IDMS	—	—	(45,667)	—
Deferred income taxes	4,582	(2,376)	19,142	(11,775)
Tax benefit from share-based compensation plans	3,059	2,679	28,091	32,109
Excess tax benefit from share-based compensation plans	(2,024)	(1,511)	(17,785)	(18,231)
Other	4,959	1,159	6,998	1,902

Subtotal	528,639	438,495	722,692	626,600

Changes in operating assets and liabilities:
Accounts receivable	150,540	155,895	(86,398)	(56,989)
Prepaid expenses, taxes and other assets	19,470	35,956	40,563	44,683
Accounts payable	333	(23,509)	10,708	25,461
Accrued compensation and related liabilities	28,231	(6,310)	(21,574)	(40,036)
Deferred revenue	(56,746)	(56,159)	(32,946)	(53,886)
Income taxes payable	196,883	155,045	182,545	157,747
Other liabilities	(35,401)	8,821	53,903	111,085

Total changes in operating assets and liabilities	303,310	269,739	146,801	188,065

Net cash provided by operating activities	831,949	708,234	869,493	814,665

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(290,300)	(1,097,727)	(738,991)	(1,978,305)
Liquidation of available-for-sale debt securities	151,142	454,408	868,759	1,440,155
Maturity of available-for-sale debt securities	26,760	391,148	201,095	452,762
Proceeds from the sale of marketable equity securities	—	—	—	858
Net change in funds held for customers’ money market funds and other cash equivalents	181,124	152,688	(37,715)	98,213
Purchases of property and equipment	(95,335)	(36,402)	(217,254)	(89,308)
Change in other assets	4,384	(1,556)	(2,086)	(8,238)
Net change in customer fund deposits	(181,124)	(152,688)	37,715	(98,213)
Acquisitions of businesses and intangible assets, net of cash acquired	(128,768)	(1,207,283)	(262,839)	(1,269,276)
Cash received from acquirer of outsourced payroll assets	7,576	44,312	34,879	44,312
Cash received from acquirer of IDMS	—	—	97,147	—

Net cash used in investing activities of continuing operations	(324,541)	(1,453,100)	(19,290)	(1,407,040)
Net cash provided by investing activities of discontinued operations	—	—	—	20,989

Net cash used in investing activities	(324,541)	(1,453,100)	(19,290)	(1,386,051)

Cash flows from financing activities:
Proceeds from bridge credit facility	—	1,000,000	—	1,000,000
Retirement of bridge credit facility	—	(1,000,000)	—	(1,000,000)
Issuance of long-term debt, net of discounts	—	997,755	—	997,755
Net proceeds from issuance of common stock under stock plans	31,602	26,731	146,946	150,928
Purchase of treasury stock	(300,000)	(301,378)	(799,998)	(506,751)
Excess tax benefit from share-based compensation plans	2,024	1,511	17,785	18,231
Issuance of restricted stock units pursuant to Management Stock Purchase Plan	—	—	2,284	—
Other	523	(6,307)	(3,072)	(7,622)

Net cash provided by (used in) financing activities	(265,851)	718,312	(636,055)	652,541

Effect of exchange rates on cash and cash equivalents	(201)	4,799	2,155	3,817

Net increase (decrease) in cash and cash equivalents	241,356	(21,755)	216,303	84,972
Cash and cash equivalents at beginning of period	230,148	286,328	255,201	179,601

Cash and cash equivalents at end of period	$471,504	$264,573	$471,504	$264,573

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To

Three Months Ending July 31, 2008
Revenue	$466,000	$471,000	$—		$466,000	$471,000
Diluted loss per share	$(0.16)	$(0.14)	$0.11	[a]	$(0.05)	$(0.03)

Twelve Months Ending July 31, 2008
Revenue	$3,050,000	$3,060,000	$—		$3,050,000	$3,060,000
Operating income	$655,000	$665,000	$205,000	[b]	$860,000	$870,000
Operating margin	21%	22%	7%[b]		28%	29%
Diluted earnings per share	$1.42	$1.44	$0.19	[c]	$1.61	$1.63
Shares	339,000	341,000	—		339,000	341,000

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $30 million; amortization of purchased intangible assets of approximately $14 million; acquisition-related charges of approximately $10 million; and income taxes related to these adjustments.

[b]	Reflects estimated adjustments for share-based compensation expense of approximately $116 million; amortization of purchased intangible assets of approximately $54 million; and acquisition-related charges of approximately $35 million.

[c]	Reflects the estimated adjustments in item [b]; an adjustment for an expected pre-tax gain on the sale of certain outsourced payroll assets of approximately $52 million; income taxes related to these adjustments; and an adjustment for net income from discontinued operations of approximately $26 million.